Exhibit 99.2
NUCRYST PHARMACEUTICALS CORP.
STOCK OPTION AWARD AGREEMENT
GRANT of Options made as of March 27, 2009 (the “Grant Date”)
TO:	David B. Holtz (the “Participant”)

BY:	NUCRYST Pharmaceuticals Corp. (the “Company”)
          WHEREAS, pursuant to the Company’s 1998 Equity Incentive Plan, as amended (the “Plan”), awards of Options may be granted to persons including executives of subsidiaries of the Company; and
          WHEREAS, the Participant and NUCRYST Pharmaceuticals Inc. (“NPI”), the Company’s wholly owned subsidiary, are parties to an Employment Agreement, dated           , 2009 and effective as of January 19, 2009 (the “Employment Agreement”), whereby the Participant has agreed to serve, and NPI has agreed to engage the Participant, as the Chief Financial Officer and the Interim President and Chief Executive Officer of NPI and the Company, subject to the terms of the Employment Agreement; and
          WHEREAS, pursuant to the Employment Agreement and by resolution of the Board of Directors of the Company (the “Board”) made on March 27, 2009, the Board approved a grant of Options provided for herein to the Participant, such grant to be effective on the Grant Date, subject to the terms set forth herein;
          NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.	Equity Incentive Plan
This Award Agreement and the terms and conditions of the grant of Options are subject in all respects to the terms and conditions of the Plan, which is made a part of this Award Agreement. The Participant, by acceptance of this Award Agreement, agrees to be bound by the Plan (and any regulations that may be established under the Plan) and acknowledges receipt of a copy of the Plan and this Award Agreement. Terms that are defined in the Plan and not otherwise defined in this Award Agreement shall have the same meaning when used in this Award Agreement as in the Plan.
2.	Grant of Options
The Company grants to the Participant, effective the Grant Date, 100,000 options (defined in the Plan and this Award Agreement as “Options” or individually as an “Option”) to purchase Common Shares of the Company (which Common Shares, when purchased by the exercise of Options, are defined as “Optioned Shares”), subject to the terms and conditions of this Award Agreement and the Plan. The grant of Options herein is intended to be a grant of non-qualified stock options and shall not be treated or construed as a grant of an “incentive stock option” as that term is used in Code Section 422, or any successor provision thereof.
3.	Option Price
The exercise price of each Option (which is defined in the Plan as the “Option Price”) is $          .

4.	Expiry Date
The Options shall terminate on, and may not be exercised in whole or in part after, 5:00 p.m. (Edmonton, Alberta, Canada time) on March 27, 2019 (the “Expiry Date”), unless earlier terminated in accordance with the terms of the Plan or this Award Agreement.
5.	Vesting
Unless otherwise set forth in this Award Agreement, the Options shall vest and shall become exercisable:
(a)	as to 1/3 of the Options on the Grant Date;

(b)	as to 1/3 of the Options on the first anniversary of the Grant Date; and

(c)	as to 1/3 of the Options on the second anniversary of the Grant Date.
6.	Change of Control
Notwithstanding section 5 above, in the event that the Participant’s employment under the Employment Agreement is terminated prior to the Expiry Date and within 120 days prior to, or within 12 months following, a Change of Control in a termination governed by Section 4, 6(d) or 6(f) of the Employment Agreement (relating to terminations without cause or non-extension of the Employment Agreement by the Company or NPI), the Options shall immediately become fully vested and exercisable to the extent that such Options were then scheduled to become vested or exercisable on or before the third anniversary of the Termination Date and shall remain exercisable until the earlier of: (x) one hundred and twenty (120) days following the date on which the Participant’s employment under the Employment Agreement terminates (the “Termination Date”); and (y) the Expiry Date. “Change of Control” shall have the meaning ascribed to such term in the Employment Agreement.
7.	Other Accelerated Vesting
Notwithstanding section 5 above, in the event that the Participant’s employment under the Employment Agreement is terminated prior to the Expiry Date in a termination governed by Section 4, 6(d) or 6(f) of the Employment Agreement (relating to terminations without cause or non-extension of the Employment Agreement by the Company or NPI) but not governed by section 6 of this Award Agreement above, the Options shall immediately become fully vested and exercisable to the extent that such Options were then scheduled to become vested or exercisable on or before the second anniversary of the Termination Date and shall remain exercisable until the earlier of (x) one hundred and twenty (120) days following the Termination Date and (y) the Expiry Date.
8.	Termination
If the Participant ceases to be employed under the Employment Agreement before the Expiry Date, then except as otherwise provided in sections 6 and 7 above, the vesting of all Options shall stop immediately upon the Termination Date, and any Options that have vested as at the Termination Date shall remain in force and can be exercised by the Participant in accordance with the following provisions:
(a)	If the Termination Date occurs for any reason other than the reasons described in sections 6 and 7 above or Section 8(b) below, then the Participant will have 30 days after the Termination Date or until the Expiry Date (whichever is earlier) to exercise all or any portion of his vested Options.

(b)	If the Termination Date occurs by reason of death or Disability (as defined in the Employment Agreement), then the Participant (or his personal legal representative) will have one hundred and eight (180) days after the Termination Date or until the Expiry Date (whichever is earlier) to exercise all or any portion of his vested Options.

At the end of the periods specified above or the Expiry Date, whichever is earlier, all of the Options shall terminate and be of no further force or effect. “Termination Date” is defined in section 6 above, and in no event shall any period during which the Participant is in receipt of or entitled to be in receipt of severance pay serve to extend the Termination Date.
9.	Method of Exercise of Options and Payment
The Options shall be exercised (in accordance with the provisions of this Award Agreement and the Plan) from time to time by giving notice in writing to the Company and setting forth the number of Options being exercised. Such notice shall be accompanied by cash or certified check payable to the Company, or any other form of payment satisfactory to the Company, in the full amount of the purchase price for the Optioned Shares being purchased (such purchase price being equal to the number of Options being exercised times the Option Price) plus payment of any applicable federal, state, provincial or local taxes, or any other taxes which the Company may be obligated to collect as a result of the issue or transfer of Optioned Shares upon such exercise of the Options. The Participant shall provide the Company with any additional documents that the Company may require. As soon as reasonably practicable after the proper exercise of any Options, the Company shall issue to the Participant a share certificate representing the Optioned Shares acquired.
10.	Certain Adjustments
(a)	If there is any change in the number or character of the Common Shares (through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or otherwise) prior to the Participant’s exercise of all of the Options, appropriate adjustments shall be made in the number or kind of securities subject to this Option, and/or in the exercise price or other terms and conditions applying to this Option, so as to avoid dilution or enlargement of the rights of the Participant under this Option and of the value represented by it.

(b)	If the Company is a party to a merger or reorganization with one or more other corporations, whether or not the Company is the surviving or resulting entity, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (hereinafter referred to as a “Transaction”), in any case while any Options remain outstanding, (i) after the effective date of the Transaction this Option shall remain outstanding and shall be exercisable in Common Shares or, if applicable, shares of such stock or other securities, cash or property as the holders of Common Shares received pursuant to the terms of the Transaction; and (ii) the Company’s Board may, in its sole discretion subject to the applicable provisions of Code Section 409A, accelerate the time for exercise of this Option, so that from and after a date prior to the effective date of the Transaction this Option shall be exercisable in full.
11.	General Matters
(a)	Options are not transferable or assignable.

(b)	This Award Agreement is not an employment contract and nothing in this Award Agreement shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue to work for the Company (or any subsidiary of the Company), or of the Company (or any subsidiary of the Company) to continue to employ the Participant.

(c)	The Participant acknowledges that the Company may be required to disclose to the securities regulatory authorities, the Toronto Stock Exchange (the “Exchange”) or other regulatory authorities duly authorized to make such request, the name, address and telephone number of the Participant and the number of Options granted. If required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, the Exchange or other regulatory authority, the Participant will, in a timely manner, execute, deliver, file and otherwise assist the Company in filing, such reports, undertakings, and other documents with respect to the Options as may be required or requested by the Company to enable the Company to comply with applicable securities legislation, regulations, rules, policies or orders or the requirements of any securities commission or other regulatory authority or the Exchange.
(d)	This Award Agreement, the Employment Agreement and the Plan constitute the entire agreement between the parties relating to the grant of Options to the Participant and supersede all prior communications, representations and negotiations in respect thereto.

(e)	For the grant of the Options to be effective, this Award Agreement must be executed by the Participant and returned to the Company.

(f)	This Award Agreement shall be governed by the laws of the Province of Alberta. The parties agree that any disputes under this Award Agreement shall be resolved by the courts of Alberta and each of the parties irrevocably attorn to the non-exclusive jurisdiction thereof with respect to all such matters and the transactions contemplated herein.

(g)	Time shall be of the essence of this Award Agreement.

(h)	The Participant acknowledges that neither the Plan nor this Award Agreement restricts the Company’s ability to conduct its business (including, but not limited to, such decisions as transactions with related parties, new product development efforts, cancellation of existing products, mergers and acquisitions, or corporate dissolution) regardless of the effect those decisions may have on the value of Options.

(i)	The Participant shall not have any of the rights and privileges of a shareholder of the Company by virtue of being granted Options.
The Company and the Participant have executed this Award Agreement on the       day of           , 2009.
NUCRYST PHARMACEUTICALS CORP.

By:

David B. Holtz (Participant)

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